UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 10, 2008, Donald E. Nigbor, Chairman of Benchmark Electronics, Inc. (“Benchmark”) adopted a pre-arranged stock trading plan to sell shares of Benchmark stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. Mr. Nigbor’s plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Under the plan Mr. Nigbor may sell up to 112,500 shares of Benchmark stock, which Mr. Nigbor has the right to acquire under outstanding stock options issued by Benchmark, beginning October 27, 2008. This plan is scheduled to terminate at the latest on February 27, 2009. The transactions under the plan will be disclosed publicly in Form 144 and Form 4 or Form 5 filings, as appropriate, with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: September 11, 2008	By:	/s/ DONALD F. ADAM
Donald F. Adam
Chief Financial Officer